Exhibit 99.1
NOG Announces Closing of Upsized Acquisition in Core Midland Basin Development Project
HIGHLIGHTS
•NOG closes previously announced acquisition of non-operated interests in a stacked pay, six-zone development project (the “Mascot Project”) in the core of the Midland Basin
•Acquisition upsized from original announcement, with NOG acquiring an additional 3.25% working interest in the Mascot Project on identical pro rata terms as originally announced
•In total, NOG acquired a 39.958% working interest in the Mascot Project for an initial closing price of $320.0 million, inclusive of the $43 million deposit paid at signing
•NOG expects impact for additional working interests to be pro rata from previous public disclosures, including production and related capital expenditures
MINNEAPOLIS--(BUSINESS WIRE)-- Northern Oil and Gas, Inc. (NYSE: NOG) (the “Company” or “NOG”) today announced the closing of its acquisition of non-operated properties in the core of the Midland Basin.
MIDLAND BASIN ACQUISITION
On January 5, 2023, NOG closed on its previously announced acquisition of non-operated interests in the Mascot Project from Midland Petro D.C. Partners, LLC (“MPDC”). As part of the closing, NOG upsized the originally announced transaction by acquiring an additional 3.25% working interest in the Mascot Project for an incremental $29.2 million of unadjusted purchase price (identical pro rata economic terms as originally announced).
In total, NOG acquired a 39.958% working interest in the Mascot Project. The initial closing settlement was $320.0 million in cash, which includes a $43.0 million deposit paid at signing in October 2022. The closing cash settlement is net of preliminary and customary purchase price adjustments and remains subject to post-closing settlements between NOG and MPDC. More information regarding this acquisition can be found in NOG’s October 19, 2022 press release announcing the transaction, which is available here.
NOG funded the acquisition with cash on hand, operating free cash flow and borrowings from NOG’s revolving credit facility.
ABOUT NORTHERN OIL AND GAS
NOG is a company with a primary strategy of investing in non-operated minority working and mineral interests in oil & gas properties, with focus on the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.northernoil.com.
SAFE HARBOR
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding NOG’s financial position, common stock dividends, business strategy, plans and objectives of management for future operations, industry conditions, capital expenditures, production, cash flow, hedging and other matters are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “guidance,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on NOG's properties and properties pending acquisition, the effects of the COVID-19 pandemic and related economic slowdown, NOG's ability to acquire additional development opportunities, integration and benefits of property acquisitions, or the effects of such acquisitions on Northern’s cash position and levels of indebtedness, changes in NOG's reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which NOG conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, risks and uncertainties related to the closing of recent acquisition transactions (including the transactions described herein), NOG's ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG's operations, products, services and prices.
NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG's control. NOG does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACTS

Evelyn Infurna
Vice President of Investor Relations
(952) 476-9800
ir@northernoil.com
Source: Northern Oil and Gas, Inc.